EXHIBIT 21

                  			    THE SOUTHLAND CORPORATION

                  			       LIST OF SUBSIDIARIES
              		  (Wholly owned unless otherwise indicated)


  NAME                                                    JURISDICTION OF
                                                  							  INCORPORATION
  ACTIVE:
  Brazos Comercial E Empreendimentos Ltda. (a)            Brazil
  Cityplace Center East Corporation                       Texas
  Cityplace Management Corporation*                       Texas
  HDS Sales Corporation (b)                               Texas
  Melin Enterprises, Inc. (c)                             Missouri
  Naroppet AB                                             Sweden
  Phil-Seven Properties Corporation (d)                   Philippines
  Puerto-Rico - 7, Inc. (e)                               Puerto Rico
  Sao Paulo-Seven Comercial, S.A. (f)                     Brazil
  7-Eleven Beverage Company, Inc.                         Texas
  7-Eleven Comercial Ltda. (g)                            Brazil
  7-Eleven of Idaho, Inc. (b)                             Idaho
  7-Eleven of Massachusetts, Inc. (b)                     Massachusetts
  7-Eleven Mexico, S.A. de C.V. (h)                       Mexico
  7-Eleven of Nevada, Inc.                                Delaware
  7-Eleven of Virginia, Inc.                              Virginia
  7-Eleven Sales Corporation (b)                          Texas
  SLC Financial Services, Inc.                            Texas
  Small Shops Holding A/S (i)                             Norway
	Subsidiaries (all active) of Small Shops
	 Holding, A/S:
	  - Small Shops Denmark A/S (j)                          Denmark
	  - Small Shops Norge A/S (j)                            Norway
	  - Small Shops Sverige A/B (j)                          Sweden
  Southland Canada, Inc. (k)                              Canada
  Southland International, Inc.                           Nevada
  Southland International Investment
   Corporation N.V. (k)                                   Netherlands Antilles
  Southland Sales Corporation                             Texas
  TSC Lending Group, Inc.                                 Texas
  Tylerland Properties Corp.*                             Texas
  Valso, S.A. (l)                                         Mexico
	Subsidiary of Valso, S.A.:                               Mexico
	  - 7-Eleven Mexico, S.A. de C.V. (h)


 *This company was merged into Southland or another subsidiary during 1994. **This company was dissolved during 1994.



  NAME                                                    JURISDICTION OF
							  INCORPORATION
  INACTIVE:
  Bawco Corporation                                       Ohio
  Citijet Corporation**                                   Texas
  Lavicio's, Inc.                                         California
  MTA CAL, Inc.                                           California
  7-Eleven Limited (m)                                    United Kingdom
  The Seven Eleven Limited (n)                            Hong Kong
  7-Eleven of Florida, Inc.*                              Texas
  7-Eleven, Inc.                                          Texas
  7-Eleven Pty., Ltd. (o)                                 Australia
  7-Eleven Stores (NZ) Limited (p)                        New Zealand
  Southland of Florida, Inc.*                             Texas
  Superior 7-11 Stores, Inc.                              Wisconsin

  PERMIT HOLDING COMPANY:
  7-Eleven Beverage Company, Inc. (Texas beer license)    Texas

  TITLE HOLDING COMPANY:
  The Southland Corporation Employees' Savings and
      Profit Sharing Plan Title Holding Corporation (q)   Texas


 *This company was merged into Southland or another subsidiary during 1994. **This company was dissolved during 1994.


FOOTNOTES:

(a) 2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of Southland International, Inc., a wholly owned subsidiary of The Southland Corporation), and remaining 10 quotas owned by The Southland Corporation

(b) 100% owned by Southland Sales Corporation (a wholly owned subsidiary of The Southland Corporation)

(c) 100% owned by Bawco Corporation (an inactive, wholly owned subsidiary of The Southland Corporation)

(d) 5.38% owned by The Southland Corporation, and remaining 94.62% owned by various investors

(e) 59.07% owned by The Southland Corporation, and remaining 40.93% owned by group of Puerto Rican investors



(f) 10% owned by The Southland Corporation, 89.4% owned by Super Trade, Ltd., and remaining .6% owned by other investors. (Southland has options to purchase up to 49% of this affiliate until January 1997.)

(g) 99.99% owned by The Southland Corporation, and remaining .01% owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of The Southland Corporation)

(h) 99.97% of Class A shares owned by Valso, S.A., and remaining .03% owned by other parties. 100% of Class B shares owned by Valso, S.A.

(i) 8.11% owned by The Southland Corporation, and remaining 91.89% owned by various investors (based on Class "A" common shares only)

(j)     100% owned by Small Shops Holding A/S

(k) 100% owned by Southland International, Inc. (a wholly owned subsidiary of The Southland Corporation)

(l) 49% owned by The Southland Corporation, 51% owned by Valores Corporativos, S.A. de C.V., and remaining 3 shares owned by other parties

(m) 50% owned by The Southland Corporation, and remaining 50% owned jointly by The Southland Corporation and John H. Rodgers

(n) 99.9% owned by The Southland Corporation, and remaining .1% owned by Wilgrist Nominees Limited, Southland's agent in Hong Kong

(o) 50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of Southland

(p) 99% owned by The Southland Corporation, and remaining 1% owned jointly by Southland's local counsel, Bruce N. Davidson and Bruce E. Tunnicliffe

(q) established by The Southland Corporation Employees' Savings and Profit Sharing Plan to hold title to properties under tax code Section 501(c)(25)


                            			   Tab 4